EXHIBIT 23

BANKS, FINLEY, WHITE & CO.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements listed below of our report dated June 25, 2008, with respect to the statements of net assets available for benefits of The Coca‑Cola Company Thrift & Investment Plan as of December 31, 2007 and 2006, the related statement of changes in net assets available for benefits for the year ended December 31, 2007, and the related supplemental schedule, schedule H, line 4i – schedule of assets (held at end of year) as of December 31, 2007, which report appears in the annual report on Form 11-K of The Coca-Cola Company Thrift & Investment Plan for the year ended December 31, 2007:

1.	Registration Statement No. 2-58584 on Form S-8, dated November 20, 1987, as amended

2.	Registration Statement No. 333-83270 on Form S-8, dated February 22, 2002

BANKS, FINLEY, WHITE & CO.

/s/ Banks, Finley, White & Co.

June 25, 2008
College Park, Georgia